PROMISSORY NOTE
$2,052,000                                                        August 6, 1999

                              Van Nuys, California

FOR VALUE RECEIVED AND TO BE RECEIVED, Alpine Entertainment, Inc., a California corporation (the "Maker") hereby promises to pay to the order of Alpine Pictures, Inc., a California corporation ("Payee"), at 6919 Valjean Avenue, Van Nuys, California 91406, or at such other address as Payee shall notify Maker in writing, the principal sum Two Million, Fifty Two thousand dollars ($2,052,000.00) with no interest, payable principal in full on December 31, 2001. The actual to be repaid by Maker to Payee will equal the actual amount of advances by Payee to Maker's subsidiary pursuant to paragraph three of this note.

         1. RIGHT OF CONVERSION. Payee and/or its successors may convert this note, in part or in whole, to the common stock of Alpine Entertainment, Inc., at a price of $.27 per share, or Seven million, Six hundred thousand (7,600,000) shares for the entire Two Million, Fifty Two thousand dollars ($2,052,000.00).

         2. DIVISIBILTY OF NOTE. Payee may use or assign note, in part or in full, to declare a dividend to Payee's shareholders, and/or to satisfy Payee's creditors. This will result in additional administrative costs to the Maker. These costs shall be borne in full by the Maker.

         3. FUNDING BY PAYEE. Payee has already advanced funds to Maker's Subsidiary, Alpine Pictures International, Inc. (APII). Payee and Maker agree that total debt from Maker's Subsidiary, APII to Payee is One Million, Two hundred thousand dollars ($1,200,000.00) as of August 6,1999. Payee agrees to continue funding Maker's Subsidiary, APII, at the rate of Eighty Five thousand, Two hundred dollars ($85,200.00) per week beginning on August 13, 1999, and ending on October 15, 1999, until the full $2,052,000 is received by Maker.

         4. DEFAULT. Any of the following shall constitute a default by Maker hereunder:

         o The failure of the Maker to make any payment of principal required hereunder within 10 days of the due date for such payment; or

         o The failure of Maker to fully perform any other material covenants and agreements under this Note and continuance of such failure for a period of 30 days after written notice of the default by Payee to the Maker.

          5. LIMITED RECOURSE OF NOTE. In the event that the Maker defaults on this Note, Payee shall look solely to the Maker and its assets for repayment and none of the shareholders, officers, directors or affiliates of the Maker shall have any personal liability for payment hereunder.

          6. COSTS OF COLLECTIONS. Payee shall be entitled to collect from Maker all attorney's fees and costs incurred by Payee, as well as other costs and expenses incurred by Payee, incuring any default or attempting collection of any payment due on this Note, including, but not limited to all post judgment costs.

         7. PAYMENT. This Note shall be payable in lawful money of the United States.

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

         8. PLACE OF PAYMENT. All payments on this Note are to be made or given to Payee at the address provided to Maker or to such other place as Payee may from time to time direct written notice to Maker.

         9. WAIVER. Maker, for itself and its successors, transfers and assigns, waives presentments, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Note, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

         10. SEVERABILITY. If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         11. NO PARTNER. Payee shall not become or be deemed to be a partner or joint venturer with Maker by reason of any provision of this Note. Nothing herein shall constitute Maker and Payee as partners or joint venturers or require Payee to participate in or be responsible or liable for any costs, liabilities, expenses or losses of Maker.

         12. NO WAIVER. The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

         13. GOVERNING LAW. This Note shall be governed by and construed solely in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.



                                             MAKER
                                             ALPINE PICTURES INTERNATIONAL, INC.
                                             A California corporation

                                             By: /S/ Rene A. Torres
                                                 -------------------------------
                                                 Rene A. Torres, President


                                             PARENT COMPANY OF MAKER
                                             ALPINE ENTERTAINMENT, INC.
                                             A California corporation

                                             By: /S/ Ryan Carroll
                                                 -------------------------------
                                                 Ryan Carroll, CEO

                                             PAYEE
                                             ALPINE PICTURES, INC.
                                             A California corporation

                                             By: /S/ Roland Carroll
                                                 -------------------------------
                                                Roland Carroll, President

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

                                 PROMISSORY NOTE
$1,890,000                                                           May 5, 2000

                              Van Nuys, California

FOR VALUE RECEIVED AND TO BE RECEIVED, Alpine Entertainment, Inc., a California corporation (the "Maker") hereby promises to pay to the order of Alpine Pictures, Inc., a California corporation ("Payee"), at 6919 Valjean Avenue, Van Nuys, California 91406, or at such other address as Payee shall notify Maker in writing, the principal sum One million, Eight hundred Ninety thousand dollars ($1,890,000.00) with no interest, payable principal in full on December 31, 2001. The actual to be repaid by Maker to Payee will equal the actual amount of advances by Payee to Maker and Maker's subsidiary pursuant to paragraph three of this note. This note is in addition to Maker's note to payer dated August 6,1999.

         1. RIGHT OF CONVERSION. Payee and/or its successors may convert this note, in part or in whole, to the common stock of Alpine Entertainment, Inc., at a price of $.27 per share, or Seven million (7,000,000) shares for the entire One million, Eight hundred Ninety thousand dollars ($1,890,000.00).

         2. DIVISIBILTY OF NOTE. Payee may use or assign note, in part or in full, to declare a dividend to Payee's shareholders, and/or to satisfy Payee's creditors. This will result in additional administrative costs to the Maker. These costs shall be borne in full by the Maker.

         3. FUNDING BY PAYEE. Payee has already advanced funds to Makers Subsidiary, Alpine Pictures International, Inc. (APII). Payee and Maker agree that total debt from Makers Subsidiary, APII, to Payee is One hundred fifty thousand dollars ($150,000.00) as of May 1, 2000. Payee agrees to provide Maker and Maker's subsidiaries Seven hundred, Seventy Eight thousand dollars ($778,000.00) in pre-paid postproduction services. Payee agrees to continue funding Maker at the rate of Thirty Seven thousand dollars ($37,000.00) per week beginning on May 26, 2000, and ending on November 17, 2000, until the full $1,890,000 is received by Maker.

         4. REVERSE STOCK SPLIT. Maker is planning a 3 for 10 reverse stock split which will decrease the number of shares that the note may be converted into by 70%. After reverse split Payer and/or Payer's assignees may convert note into Two million, One hundred thousand shares of post split stock. The effective post split price per share will be $.90. This split will also effect Maker's previous note, dated August 6, 1999.

         5. DEFAULT. Any of the following shall constitute a default by Maker hereunder:

         o The failure of the Maker to make any payment of principal required hereunder within 10 days of the due date for such payment; or

         o The failure of Maker to fully perform any other material covenants and agreements under this Note and continuance of such failure for a period of 30 days after written notice of the default by Payee to the Maker.

         6. LIMITED RECOURSE OF NOTE. In the event that the Maker defaults on this Note, Payee shall look solely to the Maker and its assets for repayment and none of the shareholders; officers, directors or affiliates of the Maker shall have any personal liability for payment hereunder.

         7. COSTS OF COLLECTIONS. Payee shall be entitled to collect from Maker all attorney's fees and costs incurred by Payee, as well as other costs and expenses incurred by Payee, incuring any default or attempting collection of any payment due on this Note, including, but not limited to all post judgment costs.

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

         8. PAYMENT. This Note shall be payable in lawful money of the United States.

         9. PLACE OF PAYMENT. All payments on this Note are to be made or given to Payee at the address provided to Maker or to such other place as Payee may from time to time direct by written notice to Maker.

         10. WAIVER. Maker, for itself and its successors, transfers and assigns, waives presentment, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Note, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

         11. SEVERABILITY. If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         12. NO PARTNER. Payee shall not become or be deemed to be a partner or joint venturer with Maker by reason of any provision of this Note. Nothing herein shall constitute Maker and Payee as partners or joint venturers or require Payee to participate in or be responsible or liable for any costs, liabilities, expenses or losses of Maker.

         13. NO WAIVER. The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

         14. GOVERNING LAW. This Note shall be governed by and construed solely in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.


                                             MAKER
                                             ALPINE PICTURES INTERNATIONAL, INC.
                                             A California corporation

                                             By: /S/ Rene A. Torres
                                                 -------------------------------
                                                 Rene A. Torres, President

                                             PARENT COMPANY OF MAKER
                                             ALPINE ENTERTAINMENT, INC.
                                             A California corporation

                                             By: /S/ Ryan Carroll
                                                 -------------------------------
                                                 Ryan Carroll, CEO

                                             PAYEE
                                             ALPINE PICTURES, INC.
                                             A California corporation

                                             By: /S/ Roland Carroll
                                                 -------------------------------
                                                 Roland Carroll, President


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